UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2006

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 West Wacker Drive
Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.      Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on May 5, 2006.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended December 31, 2005. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: April 2006

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to questions received through April 5, 2006. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.
Investor Relations
225 West Wacker Drive
Chicago, IL 60606

Change in Independent Registered Public Accounting Firm

1.     Why did you switch auditors?  You must have disagreed on something, either the price of their services or your accounting, so please give us more info.

As we’ve stated in our 8-K filings related to the auditor change, we did not have any disagreements with Deloitte & Touche, the firm that completed our audit through fiscal 2005. The audit committee of our board of directors believes that it should periodically review proposals from qualified firms as a matter of good corporate governance practices and in keeping with its responsibilities to evaluate and select the company’s independent auditors. The committee solicited proposals from several accounting firms and conducted a thorough, formal review before selecting Ernst & Young as Morningstar’s independent registered public accounting firm for the fiscal year beginning in January 2006.

Institutional Ownership

2.     On your Web site under top fund owners it lists among others Fidelity Contrafund as a top owner of your stock, but when I search on Bloomberg for institutional holders Fidelity doesn’t show up. What is the reason for this?

Fidelity Contrafund isn’t currently listed as a top fund owner of Morningstar on our site, either, but there are a variety of reasons why ownership information reported by other sources could differ at times. Mutual funds are required to report their portfolio holdings quarterly, and our ownership data reflects the most recent portfolio information reported by each fund. Some information providers base their ownership data on other sources, such as the 13F reports that institutional investors are required to file. These 13F filings show aggregate holdings at the institutional level instead of for individual funds. Although 13Fs are also issued quarterly, the date of these filings may differ from the date portfolio holdings are publicly reported for individual funds.

First Quarter Earnings Release Date

3.     I am inquiring into when your earnings date will be. Thank you for your time.

We plan to issue our first quarter 2006 financial results before the market opens on Thursday, May 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: April 7, 2006	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer